UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2005

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095

(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street Mattoon, Illinois		61938-3987

(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
On July 21, 2005, in connection with Consolidated Communications Holdings, Inc.’s (the “Company”) initial public offering of its common stock, the Company entered into a reorganization agreement by and among the Company, Consolidated Communications Texas Holdings, Inc., Homebase Acquisition, LLC (the former parent and sole shareholder of the Company) and certain equity holders of Homebase Acquisition, LLC named in Schedule II thereto. The reorganization agreement, which became effective immediately prior to the closing of the Company’s initial public offering on July 27, 2005, set forth the terms of the reorganization and the certain other rights and obligations of the Company’s then existing equity holders in connection with the initial public offering. The reorganization agreement provided first for the merger of Consolidated Communications Texas Holdings, Inc. with and into the Company and then for the merger of Homebase Acquisition, LLC with and into the Company, in each case, with the Company being the entity surviving the merger. Prior to the reorganization, the Company, which was the issuer in the initial public offering, was a wholly owned subsidiary of Homebase Acquisition, LLC. In connection with the reorganization, the Company amended and restated its certificate of incorporation to, among other things, change its name from Consolidated Communications Illinois Holdings, Inc. to Consolidated Communications Holdings, Inc.
The number of shares of common stock received by each of the equity holders in the reorganization was determined based on the relative value of the Homebase Acquisition, LLC preferred and common shares assuming a liquidation of Homebase Acquisition, LLC as part of the reorganization. The aggregate equity value of Homebase Acquisition, LLC was assumed to be equal to the Company’s aggregate equity value immediately prior to the initial public offering after giving effect to the reorganization and was based upon an initial public offering price of $13.00 per share. In the reorganization, each preferred share in Homebase Acquisition, LLC was exchanged for a number of shares of the Company’s common stock with a value at the initial public offering price that equaled the liquidation preference of such preferred share at the closing of the initial public offering. The holders of Homebase Acquisition, LLC common shares received shares of common stock representing the remaining equity value of the Company based upon their respective number of Homebase Acquisition, LLC common shares.
Pursuant to the reorganization agreement and in connection with the Company’s initial public offering of its common stock, the Company granted registration rights to each of its then existing equity investors that provide each such investor with:
•   up to two demand registration rights;
•   unlimited shelf registration rights; and
•   unlimited “piggyback’’ registration rights.
In connection with the Company’s initial public offering, a form of the reorganization agreement was filed as Exhibit 2.2 to the Company’s Registration Statement on Form S-1 (File No. 333-121086). A copy of the execution version of the reorganization agreement, which includes certain pricing related information that was not available at the time that the form of reorganization agreement was filed as an exhibit to the Form S-1, is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 8.01. Other Events.
On July 29, 2005, the Company issued a press release announcing that the underwriters of its public offering of common stock had exercised their over-allotment option in full to purchase an additional 2,350,000 shares of common stock from the selling stockholders at the initial public offering price of $13.00 per share, less the underwriters’ discount. A copy of this press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.
The information contained in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Reorganization Agreement dated July 21, 2005
99.2	Press Release dated July 29, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Communications Holdings, Inc.

Date: August 2, 2005	By:	/s/ Steven L. Childers

Name: Steven L. Childers Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Reorganization Agreement dated July 21, 2005
99.2	Press Release dated July 29, 2005